EXHIBIT 99.1
FOR IMMEDIATE RELEASE
NMI Holdings, Inc. Reports Second Quarter 2021 Financial Results
EMERYVILLE, Calif., Aug. 3, 2021 -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported net income of $57.5 million, or $0.65 per diluted share, for the second quarter ended June 30, 2021, which compares to $52.9 million, or $0.61 per diluted share, in the first quarter ended March 31, 2021 and $26.8 million, or $0.36 per diluted share, in the second quarter ended June 30, 2020. Adjusted net income for the quarter was $58.1 million, or $0.67 per diluted share, which compares to $53.4 million, or $0.62 per diluted share, in the first quarter ended March 31, 2021 and $29.7 million, or $0.40 per diluted share, in the second quarter ended June 30, 2020. The non-GAAP financial measures adjusted net income, adjusted diluted earnings per share and adjusted return on equity are presented in this release to enhance the comparability of financial results between periods. See "Use of Non-GAAP Financial Measures" and our reconciliation of such measures to their most comparable GAAP measures, below.

Claudia Merkle, CEO of National MI, said, “We delivered strong operating performance, significant growth in our high-quality insured portfolio and record financial results in the second quarter. Our credit performance continued to trend in a favorable direction, and we remain optimistic about the broad strength of the economic recovery and resiliency of the housing market. We believe we are well positioned to continue to win with customers, drive disciplined growth in our insurance in-force, deliver strong returns and consistently compound book value going forward.”

Selected second quarter 2021 highlights include:

•Primary insurance-in-force at quarter end was $136.6 billion, up 10% from $123.8 billion in the first quarter and 38% compared to $98.9 billion in the second quarter of 2020

•Net premiums earned were $110.9 million, up 5% compared to $105.9 million in the first quarter and 12% compared to $98.9 million in the second quarter of 2020

•Underwriting and operating expenses were $34.7 million, including $1.6 million of capital market transaction costs, compared to $34.1 million in the first quarter and $30.4 million in the second quarter of 2020

•Insurance claims and claim expenses were $4.6 million, compared to $5.0 million in the first quarter and $34.3 million in the second quarter of 2020

•Shareholders' equity was $1.5 billion at quarter end, equal to $17.03 per share, up 6% compared to $16.13 per share in the first quarter and 15% compared to $14.82 per share in the second quarter of 2020

•Annualized return on equity for the quarter was 16.2% and annualized adjusted return on equity was 16.4%

•At quarter-end, total PMIERs available assets were $1.9 billion and net risk-based required assets were $1.2 billion

EXHIBIT 99.1

	Quarter Ended	Quarter Ended	Quarter Ended	Change (1)	Change (1)
	6/30/2021	3/31/2021	6/30/2020	Q/Q	Y/Y
INSURANCE METRICS ($billions)
Primary Insurance-in-Force	$136.6	$123.8	$98.9	10%	38%
New Insurance Written - NIW
Monthly premium	19.4	23.8	11.9	(18)%	63%
Single premium	3.3	2.6	1.2	26%	169%
Total (2)	22.8	26.4	13.1	(14)%	73%

FINANCIAL HIGHLIGHTS ($millions, except per share amounts)
Net Premiums Earned	$110.9	$105.9	$98.9	5%	12%
Insurance Claims and Claim Expenses	4.6	5.0	34.3	(6)%	(86)%
Underwriting and Operating Expenses	34.7	34.1	30.4	2%	14%
Net Income	57.5	52.9	26.8	9%	114%
Adjusted Net Income	58.1	53.4	29.7	9%	96%
Cash and Investments	2,062	1,947	1,855	6%	11%
Shareholders' Equity	1,460	1,380	1,257	6%	16%
Book Value per Share	17.03	16.13	14.82	6%	15%
Loss Ratio	4.2%	4.7%	34.7%
Expense Ratio	31.3%	32.2%	30.7%

(1)    Percentages may not be replicated based on the rounded figures presented in the table.
(2)     Total may not foot due to rounding.

Conference Call and Webcast Details
The company will hold a conference call, which will be webcast live today, August 3, 2021, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the "Investor Relations" section. The conference call can also be accessed by dialing (888) 734-0328 in the U.S., or (914) 495-8578 internationally, and using Conference ID: 5182409 or by referencing NMI Holdings, Inc.

About NMI Holdings, Inc.
NMI Holdings, Inc. (NASDAQ: NMIH), is the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the U.S. Private Securities Litigation Reform Act of 1995 (the "PSLRA"). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: uncertainty relating to the COVID-19 pandemic and the measures taken by governmental authorities and

EXHIBIT 99.1
other third parties to combat it, including their impact on the global economy, the U.S. housing, real estate, housing finance and mortgage insurance markets, and the Company’s business, operations and personnel, changes in the business practices of Fannie Mae and Freddie Mac (collectively, the "GSEs"), including decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement generally, or with first time homebuyers or on very high loan-to-value mortgages; our ability to remain an eligible mortgage insurer under the private mortgage insurer eligibility requirements ("PMIERs") and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia ("D.C.") and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including other private mortgage insurers and government mortgage insurers, such as the Federal Housing Administration, U.S. Department of Agriculture's Rural Housing Service and the U.S. Department of Veterans Affairs, and potential market entry by new competitors or consolidation of existing competitors; developments in the world’s financial and capital markets and our access to such markets, including reinsurance; adoption of new or changes to existing laws and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators, including the timing and eventual implementation of the final rules concerning "Qualified Mortgage" and “Qualified Residential Mortgage” definitions and the expiration of the “QM Patch” under the Dodd-Frank Act Ability to Repay/Qualified Mortgage rule; legislative or regulatory changes to the GSEs' role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential future lawsuits, investigations or inquiries or resolution of current lawsuits or inquiries; changes in general economic, market and political conditions and policies, interest rates, inflation and investment results or other conditions that affect the housing market or the markets for home mortgages or mortgage insurance; our ability to successfully execute and implement our capital plans, including our ability to access the capital, credit and reinsurance markets and to enter into, and receive approval of, reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low-down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of risk management or pricing or investment strategies; emergence of unexpected claim and coverage issues, including claims exceeding our reserves or amounts we had expected to experience; potential adverse impacts arising from natural disasters, including, with respect to affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages; the inability of our counterparties, including third party reinsurers, to meet their obligations to us; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform; and, our ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2020, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Use of Non-GAAP Financial Measures
We believe the use of the non-GAAP measures of adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio and adjusted combined ratio enhances the comparability of our fundamental financial performance between periods, and provides relevant information to investors. These non-GAAP financial measures align with the way the company's business performance is evaluated by management. These measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented to increase transparency and enhance the comparability of our fundamental operating trends across periods. Other companies may calculate these measures differently; their measures may not be comparable to those we calculate and present.
Adjusted income before tax is defined as GAAP income before tax, excluding the pre-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred.
Adjusted net income is defined as GAAP net income, excluding the after-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.

EXHIBIT 99.1
Adjusted diluted EPS is defined as adjusted net income divided by adjusted weighted average diluted shares outstanding. Adjusted weighted average diluted shares outstanding is defined as weighted average diluted shares outstanding, adjusted for changes in the dilutive effect of non-vested shares that would otherwise have occurred had GAAP net income been calculated in accordance with adjusted net income. There will be no adjustment to weighted average diluted shares outstanding in the periods that non-vested shares are anti-dilutive under GAAP.
Adjusted return on equity is calculated by dividing adjusted net income on an annualized basis by the average shareholders' equity for the period.
Adjusted expense ratio is defined as GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions, divided by net premiums earned.
Adjusted combined ratio is defined as the total of GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions and insurance claims and claims expenses, divided by net premiums earned.
Although adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio and adjusted combined ratio exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.
(1)    Change in fair value of warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statement of operations in the period in which the change occurred. The change in fair value of our warrant liability can vary significantly across periods and is influenced principally by equity market and general economic factors that do not impact or reflect our current period operating results. We believe trends in our operating performance can be more clearly identified by excluding fluctuations related to the change in fair value of our warrant liability.
(2)    Capital markets transaction costs. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.
(3)    Net realized investment gains and losses. The recognition of the net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.
(4)    Infrequent or unusual non-operating items. Items that are the result of unforeseen or uncommon events, which occur separately from operating earnings and are not expected to recur in the future. Identification and exclusion of these items provides clarity about the impact special or rare occurrences may have on our current financial performance. Past adjustments under this category include the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our net deferred tax assets in connection with tax reform in 2017. We believe such items are non-recurring in nature, are not part of our primary operating activities and do not reflect our current period operating results.

Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510) 788-8417

EXHIBIT 99.1

Consolidated statements of operations and comprehensive income	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Revenues	(In Thousands, except for per share data)
Net premiums earned	$110,888	$98,944	$216,767	$197,661
Net investment income	9,382	7,070	18,196	15,174
Net realized investment gains	12	711	12	639
Other revenues	483	1,223	984	2,123
Total revenues	120,765	107,948	235,959	215,597
Expenses
Insurance claims and claim expenses	4,640	34,334	9,602	40,031
Underwriting and operating expenses	34,725	30,370	68,790	62,647
Service expenses	481	1,090	1,072	1,824
Interest expense	7,922	5,941	15,837	8,685
(Gain) loss from change in fair value of warrant liability	(658)	1,236	(453)	(4,723)
Total expenses	47,110	72,971	94,848	108,464

Income before income taxes	73,655	34,977	141,111	107,133
Income tax expense	16,133	8,129	30,697	22,014
Net income	$57,522	$26,848	$110,414	$85,119

Earnings per share
Basic	$0.67	$0.36	$1.29	$1.20
Diluted	$0.65	$0.36	$1.27	$1.11

Weighted average common shares outstanding
Basic	85,647	73,617	85,483	71,090
Diluted	86,819	74,174	86,729	72,407

Loss ratio (1)	4.2%	34.7%	4.4%	20.3%
Expense ratio (2)	31.3%	30.7%	31.7%	31.7%
Combined ratio (3)	35.5%	65.4%	36.2%	51.9%

Net income	$57,522	$26,848	$110,414	$85,119

Other comprehensive income (loss), net of tax:
Unrealized gains (losses) in accumulated other comprehensive gain (loss), net of tax expense (benefit) of $4,995 and $8,978 for the three months ended June 30, 2021 and 2020, and $(7,003) and $5,162 for the six months ended June 30, 2021 and 2020, respectively	18,790	33,773	(26,343)	19,418
Reclassification adjustment for realized (gains) losses included in net income, net of tax expense (benefit) of $3 and $149 for the three months ended June 30, 2021 and 2020, and $3 and ($258) for the six months ended June 30, 2021 and 2020, respectively	(10)	(562)	(10)	969
Other comprehensive income (loss), net of tax	18,780	33,211	(26,353)	20,387
Comprehensive income	$76,302	$60,059	$84,061	$105,506

(1)    Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(2)    Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.
(3)    Combined ratio may not foot due to rounding

EXHIBIT 99.1

Consolidated balance sheets	June 30, 2021	December 31, 2020
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $1,954,187 and $1,730,835 as of June 30, 2021 and December 31, 2020, respectively)	$1,994,280	$1,804,286
Cash and cash equivalents (including restricted cash of $4,159 and $5,555 as of June 30, 2021 and December 31, 2020, respectively)	68,080	126,937
Premiums receivable	55,939	49,779
Accrued investment income	11,148	9,862
Prepaid expenses	4,095	3,292
Deferred policy acquisition costs, net	62,137	62,225
Software and equipment, net	31,443	29,665
Intangible assets and goodwill	3,634	3,634
Prepaid reinsurance premiums	3,831	6,190
Reinsurance recoverable	19,726	17,608
Other assets	51,565	53,188
Total assets	$2,305,878	$2,166,666

Liabilities
Debt	$393,949	$393,301
Unearned premiums	142,148	118,817
Accounts payable and accrued expenses	56,803	61,716
Reserve for insurance claims and claim expenses	101,235	90,567
Reinsurance funds withheld	6,904	8,653
Warrant liability, at fair value	3,385	4,409
Deferred tax liability, net	136,273	112,586
Other liabilities	5,276	7,026
Total liabilities	845,973	797,075

Shareholders' equity
Common stock - class A shares, $0.01 par value; 85,703,487 and 85,163,039 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively (250,000,000 shares authorized)	857	852
Additional paid-in capital	944,121	937,872
Accumulated other comprehensive income, net of tax	27,503	53,856
Retained earnings	487,424	377,011
Total shareholders' equity	1,459,905	1,369,591
Total liabilities and shareholders' equity	$2,305,878	$2,166,666

EXHIBIT 99.1

Non-GAAP Financial Measure Reconciliations
	For the three months ended			For the six months ended
	6/30/2021	3/31/2021	6/30/2020	6/30/2021		6/30/2020
As Reported	(In Thousands, except for per share data)
Revenues
Net premiums earned	$110,888	$105,879	$98,944	$216,767		$197,661
Net investment income	9,382	8,814	7,070	18,196		15,174
Net realized investment gains	12	—	711	12		639
Other revenues	483	501	1,223	984		2,123
Total revenues	120,765	115,194	107,948	235,959		215,597
Expenses
Insurance claims and claim expenses	4,640	4,962	34,334	9,602		40,031
Underwriting and operating expenses	34,725	34,065	30,370	68,790		62,647
Service expenses	481	591	1,090	1,072		1,824
Interest expense	7,922	7,915	5,941	15,837		8,685
(Gain) loss from change in fair value of warrant liability	(658)	205	1,236	(453)		(4,723)
Total expenses	47,110	47,738	72,971	94,848		108,464

Income before income taxes	73,655	67,456	34,977	141,111		107,133
Income tax expense	16,133	14,565	8,129	30,697	(6)	22,014
Net income	$57,522	$52,891	$26,848	$110,414	(6)	$85,119

Adjustments:
Net realized investment (gains)	(12)	—	(711)	(12)		(639)
(Gain) loss from change in fair value of warrant liability	(658)	205	1,236	(453)		(4,723)
Capital markets transaction costs	1,615	378	2,790	1,993		3,264
Adjusted income before taxes	74,600	68,039	38,292	142,639		105,035

Income tax expense on adjustments	337	79	437	416		551
Adjusted net income	$58,130	$53,395	$29,726	$111,526		$82,470

Weighted average diluted shares outstanding	86,819	86,487	74,174	86,729		72,407

Diluted EPS (1)	$0.65	$0.61	$0.36	$1.27		$1.11
Adjusted diluted EPS	$0.67	$0.62	$0.40	$1.29		$1.14

Return-on-equity	16.2%	15.4%	9.6%	15.6%		15.6%
Adjusted return-on-equity	16.4%	15.5%	10.7%	15.8%		15.1%

Expense ratio (2)	31.3%	32.2%	30.7%	31.7%		31.7%
Adjusted expense ratio (3)	29.9%	31.8%	30.5%	30.8%		31.4%

Combined ratio (4)	35.5%	36.9%	65.4%	36.2%		51.9%
Adjusted combined ratio (5)	34.0%	36.5%	65.2%	35.2%		51.6%

EXHIBIT 99.1
(1)    Diluted net income for the quarter ended March 31, 2021 and June 30, 2020, excludes the impact of the warrant fair value change as it was anti-dilutive. For all other periods presented, diluted net income equals reported net income as the impact of the warrant fair value change was dilutive.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(3)    Adjusted expense ratio is calculated by dividing adjusted underwriting and operating expense (underwriting and operating expenses excluding costs related to capital markets reinsurance transactions) by net premiums earned.
(4)    Combined ratio is calculated by dividing the total of underwriting and operating expenses and insurance claims and claims expense by net premiums earned.
(5)    Adjusted combined ratio is calculated by dividing the total of adjusted underwriting and operating expenses (underwriting and operating expenses excluding costs related to capital market reinsurance transaction) and insurance claims and claims expense by net premiums earned.
(6)    May not foot by summing up the quarterly results due to rounding.

EXHIBIT 99.1

Historical Quarterly Data	2021		2020
	June 30	March 31	December 31	September 30	June 30	March 31
Revenues	(In Thousands, except for per share data)
Net premiums earned	$110,888	$105,879	$100,709	$98,802	$98,944	$98,717
Net investment income	9,382	8,814	8,386	8,337	7,070	8,104
Net realized investment gains (losses)	12	—	295	(4)	711	(72)
Other revenues	483	501	513	648	1,223	900
Total revenues	120,765	115,194	109,903	107,783	107,948	107,649
Expenses
Insurance claims and claim expenses	4,640	4,962	3,549	15,667	34,334	5,697
Underwriting and operating expenses	34,725	34,065	34,994	33,969	30,370	32,277
Service expenses	481	591	459	557	1,090	734
Interest expense	7,922	7,915	7,906	7,796	5,941	2,744
(Gain ) loss from change in fair value of warrant liability	(658)	205	1,379	437	1,236	(5,959)
Total expenses	47,110	47,738	48,287	58,426	72,971	35,493

Income before income taxes	73,655	67,456	61,616	49,357	34,977	72,156
Income tax expense	16,133	14,565	13,348	11,178	8,129	13,885
Net income	$57,522	$52,891	$48,268	$38,179	$26,848	$58,271

Earnings per share
Basic	$0.67	$0.62	$0.57	$0.45	$0.36	$0.85
Diluted	$0.65	$0.61	$0.56	$0.45	$0.36	$0.74

Weighted average common shares outstanding
Basic	85,647	85,317	84,956	84,805	73,617	68,563
Diluted	86,819	86,487	86,250	85,599	74,174	70,401

Other data
Loss Ratio(1)	4.2%	4.7%	3.5%	15.9%	34.7%	5.8%
Expense Ratio(2)	31.3%	32.2%	34.7%	34.4%	30.7%	32.7%
Combined ratio (3)	35.5%	36.9%	38.3%	50.2%	65.4%	38.5%

(1)    Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(3)    Combined ratio may not foot due to rounding.

EXHIBIT 99.1
Portfolio Statistics
The table below highlights trends in our primary portfolio as of the date and for the periods indicated.

Primary portfolio trends	As of and for the three months ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	($ Values In Millions, except as noted below)
New insurance written	$22,751	$26,397	$19,782	$18,499	$13,124	$11,297
New risk written	5,650	6,531	4,868	4,577	3,260	2,897
Insurance in force (IIF) (1)	136,598	123,777	111,252	104,494	98,905	98,494
Risk in force (1)	34,366	31,206	28,164	26,568	25,238	25,192
Policies in force (count) (1)	471,794	436,652	399,429	381,899	372,934	376,852
Average loan size ($ value in thousands) (1)	$290	$283	$279	$274	$265	$261
Coverage percentage (2)	25.2%	25.2%	25.3%	25.4%	25.5%	25.6%
Loans in default (count) (1)	8,764	11,090	12,209	13,765	10,816	1,449
Default rate (1)	1.86%	2.54%	3.06%	3.60%	2.90%	0.38%
Risk in force on defaulted loans (1)	$625	$785	$874	$1,008	$799	$84
Net premium yield (3)	0.34%	0.36%	0.37%	0.39%	0.40%	0.41%
Earnings from cancellations	$7.0	$9.9	$11.7	$12.6	$15.5	$8.6
Annual persistency (4)	53.9%	51.9%	55.9%	60.0%	64.1%	71.7%
Quarterly run-off (5)	8.0%	12.5%	12.5%	13.1%	12.9%	8.0%

(1)    Reported as of the end of the period.
(2)    Calculated as end of period risk-in-force (RIF) divided by end of period IIF.
(3)    Calculated as net premiums earned, divided by average primary IIF for the period, annualized.
(4)    Defined as the percentage of IIF that remains on our books after a given twelve-month period.
(5)    Defined as the percentage of IIF that is no longer on our books after a given three month period.
New Insurance Written (NIW), Insurance in Force (IIF) and Premiums
    The tables below present primary NIW and primary and pool IIF, as of the dates and for the periods indicated.

Primary NIW	Three months ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(In Millions)
Monthly	$19,422	$23,764	$17,789	$16,516	$11,885	$10,461
Single	3,329	2,633	1,993	1,983	1,239	836
Primary	$22,751	$26,397	$19,782	$18,499	$13,124	$11,297

Primary and pool IIF	As of
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(In Millions)
Monthly	$117,629	$106,920	$95,336	$88,584	$82,848	$81,347
Single	18,969	16,857	15,916	15,910	16,057	17,147
Primary	136,598	123,777	111,252	104,494	98,905	98,494

Pool	1,460	1,642	1,855	2,115	2,340	2,487
Total	$138,058	$125,419	$113,107	$106,609	$101,245	$100,981

EXHIBIT 99.1

    The following table presents the amounts related to the company's quota-share reinsurance transactions (the 2016 QSR Transaction, 2018 QSR Transaction, 2020 QSR Transaction and 2021 QSR Transaction, and collectively, the QSR Transactions), and Insurance-Linked Note transactions (the 2017 ILN Transaction, 2018 ILN Transaction, 2019 ILN Transaction, 2020-1 ILN Transaction, 2020-2 ILN Transaction and 2021 -1 ILN Transaction and collectively, the ILN Transactions) for the periods indicated.

	For the three months ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(In Thousands)
The QSR Transactions
Ceded risk-in-force	$7,113,707	$6,330,409	$5,543,969	$5,159,061	$4,563,676	$4,843,715
Ceded premiums earned	(27,537)	(25,747)	(24,161)	(24,517)	(23,210)	(23,011)
Ceded claims and claim expenses	1,194	1,180	601	3,200	8,669	1,532
Ceding commission earned	5,961	5,162	4,787	4,798	4,428	4,513
Profit commission	14,391	13,380	13,184	11,034	5,271	12,413

The ILN Transactions
Ceded premiums	$(10,169)	$(9,397)	$(9,422)	$(6,268)	$(3,267)	$(3,872)

Primary NIW by FICO	For the three months ended			For the six months ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
	($ In Millions)
>= 760	$11,390	$12,914	$8,052	$24,304	$14,342
740-759	4,246	5,312	1,866	9,558	3,481
720-739	3,152	3,963	1,607	7,115	3,186
700-719	1,798	2,358	959	4,156	1,997
680-699	1,292	1,360	514	2,652	1,079
<=679	873	490	126	1,363	336
Total	$22,751	$26,397	$13,124	$49,148	$24,421
Weighted average FICO	754	755	762	755	760

Primary NIW by LTV	For the three months ended			For the six months ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
	(In Millions)
95.01% and above	$2,177	$2,451	$547	$4,628	$1,268
90.01% to 95.00%	9,941	11,051	5,385	20,992	10,394
85.01% to 90.00%	6,262	7,848	5,067	14,110	9,149
85.00% and below	4,371	5,047	2,125	9,418	3,610
Total	$22,751	$26,397	$13,124	$49,148	$24,421
Weighted average LTV	91.3%	91.0%	90.7%	91.1%	91.0%

Primary NIW by purchase/refinance mix	For the three months ended			For the six months ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
	(In Millions)
Purchase	$18,911	$17,909	$7,776	$36,820	$15,767
Refinance	3,840	8,488	5,348	12,328	8,654
Total	$22,751	$26,397	$13,124	$49,148	$24,421

EXHIBIT 99.1

The table below presents a summary of our primary IIF and RIF by book year as of June 30, 2021.

Primary IIF and RIF	As of June 30, 2021
	IIF	RIF
	(In Millions)
June 30, 2021	$48,314	$11,986
2020	51,100	12,792
2019	17,279	4,527
2018	6,745	1,719
2017	5,687	1,424
2016 and before	7,473	1,918
Total	$136,598	$34,366
    The tables below present our total primary IIF and RIF by FICO and LTV and total primary RIF by loan type as of the dates indicated.

Primary IIF by FICO	As of
	June 30, 2021	March 31, 2021	June 30, 2020
	(In Millions)
>= 760	$70,583	$63,919	$48,898
740-759	23,175	20,537	15,764
720-739	18,857	17,167	13,882
700-719	12,230	11,536	10,228
680-699	7,927	7,329	6,657
<=679	3,826	3,289	3,476
Total	$136,598	$123,777	$98,905

Primary RIF by FICO	As of
	June 30, 2021	March 31, 2021	June 30, 2020
	(In Millions)
>= 760	$17,531	$15,920	$12,433
740-759	5,873	5,214	4,031
720-739	4,798	4,378	3,585
700-719	3,161	2,981	2,625
680-699	2,047	1,896	1,706
<=679	956	817	858
Total	$34,366	$31,206	$25,238

Primary IIF by LTV	As of
	June 30, 2021	March 31, 2021	June 30, 2020
	(In Millions)
95.01% and above	$12,026	$10,616	$8,453
90.01% to 95.00%	60,358	54,832	45,862
85.01% to 90.00%	43,064	40,057	32,603
85.00% and below	21,150	18,272	11,987
Total	$136,598	$123,777	$98,905

EXHIBIT 99.1

Primary RIF by LTV	As of
	June 30, 2021	March 31, 2021	June 30, 2020
	(In Millions)
95.01% and above	$3,552	$3,106	$2,387
90.01% to 95.00%	17,774	16,139	13,463
85.01% to 90.00%	10,555	9,818	7,985
85.00% and below	2,485	2,143	1,403
Total	$34,366	$31,206	$25,238

Primary RIF by Loan Type	As of
	June 30, 2021	March 31, 2021	June 30, 2020

Fixed	99%	99%	98%
Adjustable rate mortgages
Less than five years	—	—	—
Five years and longer	1	1	2
Total	100%	100%	100%

    The table below presents a summary of the change in total primary IIF during the periods indicated.

Primary IIF	For the three months ended
	June 30, 2021	March 31, 2021	June 30, 2020
	(In Millions)
IIF, beginning of period	$123,777	$111,252	$98,494
NIW	22,751	26,397	13,124
Cancellations, principal repayments and other reductions	(9,930)	(13,872)	(12,713)
IIF, end of period	$136,598	$123,777	$98,905
Geographic Dispersion
    The following table shows the distribution by state of our primary RIF as of the periods indicated.

Top 10 primary RIF by state	As of
	June 30, 2021	March 31, 2021	June 30, 2020
California	10.3%	10.8%	11.3%
Texas	9.8	9.5	8.1
Florida	8.3	7.9	6.2
Virginia	5.0	5.0	5.4
Colorado	4.1	4.1	3.8
Maryland	3.9	3.8	3.5
Illinois	3.8	3.7	4.0
Washington	3.6	3.5	3.4
Georgia	3.5	3.3	2.8
Pennsylvania	3.2	3.3	3.6
Total	55.5%	54.9%	52.1%

EXHIBIT 99.1
    The table below presents selected primary portfolio statistics, by book year, as of June 30, 2021.

	As of June 30, 2021
Book year	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative Default Rate (2)	Current default rate (3)
	($ Values in Millions)
2013	$162	$8	5%	655	56	2	1	0.3%	0.5%	3.6%
2014	3,451	357	10%	14,786	2,159	77	48	4.2%	0.8%	3.6%
2015	12,422	2,186	18%	52,548	11,723	419	114	3.2%	1.0%	3.6%
2016	21,187	4,922	23%	83,626	23,999	965	126	2.9%	1.3%	4.0%
2017	21,582	5,687	26%	85,897	28,150	1,539	88	4.5%	1.9%	5.5%
2018	27,295	6,745	25%	104,043	32,452	2,039	69	8.5%	2.0%	6.3%
2019	45,141	17,279	38%	148,423	67,015	2,505	13	13.5%	1.7%	3.7%
2020	62,702	51,100	81%	186,174	157,288	1,171	1	7.5%	0.6%	0.7%
2021	49,148	48,314	98%	150,923	148,952	47	—	0.5%	—%	—%
Total	$243,090	$136,598		827,075	471,794	8,764	460
(1)    Calculated as total claims incurred (paid and reserved) divided by cumulative premiums earned, net of reinsurance.
(2)    Calculated as the sum of the number of claims paid ever to date and number of loans in default divided by policies ever in force.
(3)    Calculated as the number of loans in default divided by number of policies in force.

    The following table provides a reconciliation of the beginning and ending reserve balances for primary insurance claims and claim expenses:

	For the three months ended		For the six months ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
	(In Thousands)
Beginning balance	$96,103	$29,479	$90,567	$23,752
Less reinsurance recoverables (1)	(18,686)	(6,193)	(17,608)	(4,939)
Beginning balance, net of reinsurance recoverables	77,417	23,286	72,959	18,813

Add claims incurred:
Claims and claim expenses incurred:
Current year (2)	5,069	34,958	15,626	42,516
Prior years (3)	(429)	(624)	(6,024)	(2,485)
Total claims and claim expenses incurred	4,640	34,334	9,602	40,031

Less claims paid:
Claims and claim expenses paid:
Current year (2)	—	39	12	39
Prior years (3)	548	1,985	1,040	3,209
Total claims and claim expenses paid	548	2,024	1,052	3,248

Reserve at end of period, net of reinsurance recoverables	81,509	55,596	81,509	55,596
Add reinsurance recoverables (1)	19,726	14,307	19,726	14,307
Ending balance	$101,235	$69,903	$101,235	$69,903

(1)    Related to ceded losses recoverable under the QSR Transactions.

EXHIBIT 99.1
(2)    Related to insured loans with their most recent defaults occurring in the current year. For example, if a loan had defaulted in a prior year and subsequently cured and later re-defaulted in the current year, the default would be included in the current year. Amounts are presented net of reinsurance and included $9.8 million attributed to net case reserves and $5.6 million attributed to net IBNR reserves for the six months ended June 30, 2021 and $34.7 million attributed to net case reserves and $7.1 million attributed to net IBNR reserves for the six months ended June 30, 2020.
(3)    Related to insured loans with defaults occurring in prior years, which have been continuously in default before the start of the current year. Amounts are presented net of reinsurance and included $1.1 million attributed to net case reserves and $5.0 million attributed to net IBNR reserves for the six months ended June 30, 2021 and $1.1 million attributed to net case reserves and $1.3 million attributed to net IBNR reserves for the six months ended June 30, 2020.

    The following table provides a reconciliation of the beginning and ending count of loans in default for the periods indicated.

	For the three months ended		For the six months ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Beginning default inventory	11,090	1,449	12,209	1,448
Plus: new defaults	1,095	9,770	2,862	10,282
Less: cures	(3,402)	(353)	(6,270)	(828)
Less: claims paid	(19)	(49)	(35)	(83)
Less: claims denied	—	(1)	(2)	(3)
Ending default inventory	8,764	10,816	8,764	10,816

    The following table provides details of our claims paid, before giving effect to claims ceded under the QSR Transactions, for the periods indicated.

	For the three months ended		For the six months ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
	(In Thousands)
Number of claims paid (1)	19	49	35	83
Total amount paid for claims	$702	$2,578	$1,308	$4,081
Average amount paid per claim	$37	$53	$37	$49
Severity(2)	66%	89%	64%	87%
(1)    Count includes three and four claims settled without payment during the three and six months ended June 30, 2021, respectively, and one and two claims settled without payment during the three and six months ended 2020, respectively.
(2)    Severity represents the total amount of claims paid including claim expenses divided by the related RIF on the loan at the time the claim is perfected, and is calculated including claims settled without payment.
    The following table shows our average reserve per default, before giving effect to reserves ceded under the QSR Transactions, as of the periods indicated.

Average reserve per default:	As of June 30, 2021	As of June 30, 2020
	(In Thousands)
Case (1)	$10.6	$5.6
IBNR (1)(2)	1.0	0.9
Total	$11.6	$6.5
(1)    Defined as the gross reserve per insured loan in default.
(2)    Amount includes claims adjustment expenses.

EXHIBIT 99.1
    The following table provides a comparison of the PMIERs financial requirements as reported by NMIC as of the dates indicated.

	As of
	June 30, 2021	March 31, 2021	June 30, 2020
	(In Thousands)
Available Assets	$1,886,993	$1,809,589	$1,656,426
Risk-Based Required Assets	1,170,854	1,261,015	1,047,619